CONFIRMATION STATEMENT

        I, Barry Wolfenson, hereby authorize and designate Hedger & Hedger, by Raymond C. Hedger, Jr. or Samantha J. Prince, to sign and file on my behalf with the United States Securities and Exchange Commission Form 3 - Initial Statement of Beneficial Ownership of Securities, Form 4 - Statement of Changes in Beneficial Ownership, Form 5 - Annual Statement of Changes in Beneficial Ownership, and Schedules 13D and 13G - Information Statements pursuant to Rules 13d-1 and 13d-2, during my tenure as an executive officer of Derma Sciences, Inc.

Date: March 8, 2006	/s/ Barry Wolfenson Barry Wolfenson